UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2018

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland		46-1406086
(State or other jurisdiction	000-55188	(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth below under Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2018, Benefit Street Partners Realty Trust, Inc. (the “Company”), filed Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation, pursuant to which the Company has classified and designated 20,000 shares of Series A convertible preferred stock, $0.01 par value (the “Preferred Stock”). The Articles Supplementary became effective upon filing. A summary of the material terms of the Preferred Stock is contained in Item 1.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2018, and is incorporated herein by reference. A copy of the Articles Supplementary is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03. As of June 26, 2018, there were approximately 2,255 shares of Preferred Stock issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Articles Supplementary of Benefit Street Partners Realty Trust, Inc., dated June 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: June 26, 2018